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


 Summary of Operations:






                                                       Year ended June 30,
                                 -------------------------------------------------------------------------
                                       1992          1993         1994            1995            1996
                                   ----------    ----------   ----------     -----------      ----------
Sales....................       $   1,025,397 $     916,047  $   874,627 $       649,949      $  562,161
Cost of Sales.............            400,751       403,236      359,177         341,041         320,429
                                   ----------    ----------   ----------      ----------      ----------
Gross Profits..............           624,646       512,811      515,450         308,908         241,732

 Other Income:
License fee and funded research.      146,180       313,998        5,000         985,000         405,000
                                   ----------    ----------   ----------      ----------      ----------
Operating income before expenses      770,826       826,809      520,450       1,293,908         646,732
                                   ----------    ----------   ----------      ----------      ----------
Research and development........       42,538        78,042       63,992          62,372         111,515
Administrative & marketing......      471,070       492,252      546,968         768,101       1,473,523
Occupancy..................           178,214       183,271      184,250         187,024         194,779
                                   ----------    ----------   ----------      ----------      ----------
      Total expenses............      691,822       753,565      795,210       1,017,497       1,779,817
                                   ----------    ----------   ----------      ----------      ----------
 Operating income (loss)........       79,004        73,244     (274,760)        276,411      (1,133,085)
Interest income................         1,077         1,384          908           8,565          26,919
Amortization of deferred .......       49,386              -           -                -              -
financing costs
Other expense...............              -          37,795 (3)        -                -              -
                                   ----------    ----------    ---------      -----------     ----------
Net income (loss) before income
 taxes  and extraordinary credit.      30,695        36,833     (273,852)        279,276      (1,106,166)
 Income taxes....................       7,119         8,460            -           5,700               -
                                   ----------    ----------   ----------      ----------     -----------
 Income/l(loss) before
 extraordinary credit...........       23,576        28,373     (273,852)        279,276      (1,106,166)
                                   ----------    ----------   ----------      ----------      ----------
 Extraordinary credit - benefit
 of tax loss carry forward....          7,119         8,460            -               -               -
 Net income (loss)              $      30,695 $      36,833     (273,852)        279,276      (1,106,166)
                                  ===========   ===========   ==========     ===========     ===========
Net income (loss) per share     $           - $           - $     (.01)    $         .01          (.04)
                                  ===========   ===========   ==========     ===========     ===========
Weighted average shares
 outstanding                       27,194,240    27,611,390   26,882,990      27,522,928      26,882,990



Balance Sheet Data (at end of period):                                June 30,
                                     ---------------------------------------------------------------------
                                        1992         1993         1994            1995            1996
                                      -------      --------      -------       ---------      ----------
Cash and equivalents.........   $     222,491   $   208,868    $ 154,270         891,152     $   359,600
Current assets...............         407,187       558,903      319,031       1,050,928         601,986
Property and equipment (1)...         100,847        65,479       31,023          10,564           6,006
Total assets.................         531,654       682,717      407,161       1,115,949         659,799
Total liabilities............          68,346       182,576      180,873         610,384       1,260,400
Shareholders' equity
(Deficiency) (2).............         463,308       500,141      226,288         505,565        (600,601)
Working capital ............          338,841       376,327      138,158         708,642          89,224
------------------------------
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 (1) Net of depreciation.
 (2) Net of deficit accumulated during development stage.
 (3) Expenses incurred in connection with unconsummated private placement equity offering.


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